Exhibit 5.3

29 October 2021

Board of Directors

nVent Electric plc

Ten Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Re:	nVent Electric plc

Form S-3 Registration Statement

Ladies and Gentlemen

1.	Basis of Opinion

We are acting as Irish counsel to nVent Electric plc, registered number 605257, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”), in connection with the registration statement on Form S-3 to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 29 October 2021 (the “Registration Statement”). We refer in particular to the ordinary shares with nominal value of US$0.01 (“Ordinary Shares”) and the preferred shares with nominal value of US$0.01 of the Company (“Preferred Shares”, and together with the Ordinary Shares, the “Shares”) and the guarantees by the Company of debt securities (the “Guarantees”) that may be issued pursuant to the Registration Statement.

1.1	This Opinion is confined to and given in all respects on the basis of the laws of Ireland in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Documents (as defined in paragraph 1.2) or the transactions contemplated thereby.

1.2	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at paragraph 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares and the Guarantees, other than the Documents.

1.3	In giving this opinion, we have relied upon the Corporate Certificate (as defined in the Schedule to this Opinion), the Searches (as defined below) and we give this opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.4	In giving this Opinion, we have examined and relied on copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 29 October 2021 (together the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company, mortgages, debentures or similar charges or notices thereof, notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company in the last two years.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares and the Guarantees.

2.2	When the Shares are allotted and issued pursuant to duly adopted resolutions of the board of directors of the Company, the Shares shall be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).

2.3	When the Guarantees are issued pursuant to duly adopted resolutions of the board of directors of the Company, the Guarantees will be valid and legally binding obligations of the Company.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that, when filed with the SEC, the Registration Statement will not differ in any material respect from the final draft that we have examined and that before any Shares or Guarantees are offered, issued and sold, the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

3.2	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

3.3	that, if the securities are to be sold pursuant to a definitive purchase, underwriting or similar agreement, such agreement will have been duly authorised, executed and delivered by the Company and the other parties thereto;

3.4	that any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to, or simultaneously with, the issuance of such Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Ordinary Shares or Preferred Shares (as the case may be) and any premium required to be paid up on the Ordinary Shares or the Preferred Shares (as the case may be) pursuant to their terms of issuance;

3.5	that all securities issued and sold under the Registration Statement will be issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities law, in the manner of the Registration Statement;

3.6	that a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto;

3.7	with respect to Shares issued before 30 April 2023 (the date of expiry of the Company’s existing authority to allot and issue Shares), that, at the time of the allotment and issue of the Shares, the authority of the Company and the directors of the Company to allot and issue the Shares is in full force and effect and that the statutory pre-emption rights have been disapplied in respect of any allotment and issuance of the Shares;

3.8	with respect to Shares allotted and issued on or after 30 April 2023 (the date of expiry of the Company’s existing authority to allot and issue Shares), that the Company will have renewed (through one or more subsequent renewals) its authority to allot and issue the Shares and disapply the statutory pre-emption rights in accordance with the requirements of the Companies Act 2014 (as amended) (the “Companies Act”) for the remainder of the period that the Registration Statement will continue in effect;

3.9	that the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the constitution of the Company (the “Constitution”), the Companies Act and the terms of issue of such securities;

3.10	that any issue of Shares will be in compliance with the Companies Act, the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (as amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

3.11	that at the time of the allotment and issue of the Shares, the Company will have sufficient authorised but unissued share capital to allot and issue the required number of Shares and the Company will not have prior to, or by virtue of, the allotment and issuance, exceeded or exceed the maximum number of Shares permitted by the Company's shareholders to be allotted and issued pursuant to the authorities referred to in paragraphs 3.8 and 3.9 above;

3.12	that as at the time of the allotment and issuance of the Shares, such allotment and issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

3.13	that the Registration Statement and the base prospectus contained in the Registration Statement (“Base Prospectus”) do not constitute (and are not intended/required to constitute) a prospectus within the meaning of Part 23 of the Companies Acts and that no offer of Shares or other securities to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005, as amended, of Ireland;

3.14	that from the date of the board resolutions set out in the Schedule to this Opinion, no other corporate or other action has been taken by the Company to amend, alter or repeal those resolutions;

3.15	that any power of attorney granted by the Company in respect of the allotment and issue of the Shares has been duly granted, approved and executed in accordance with the Constitution, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations;

3.16	that the Shares will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares of cash at least equal to the nominal value of such Shares and that where Shares are issued without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 1027(1) of the Companies Act (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by Sections 82(6) and 1043(1) of the Companies Act) or issued for consideration as set out in Section 1028(2) of the Companies Act;

Authenticity and bona fides

3.17	the truth, completeness, accuracy and authenticity of all Documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatures (electronic or otherwise), stamps and seals thereon;

3.18	where a Document has been executed on behalf of the Company using a software platform that enables an electronic signature to be applied to that Document, each such signature was applied under the authority and control of the relevant signatory and each party has consented to the execution, by the Company, of that Document by way of electronic signature;

3.19	where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.20	that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.21	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect;

3.22	that each of the Documents is up-to-date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;

3.23	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to allot and issue the Shares, not disclosed by the Constitution or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.24	the absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the Company and its respective officers, employees, agents and advisers (with the exception of Arthur Cox LLP) and that the Company will issue the Shares in good faith, for its legitimate and bona fide business purposes;

3.25	that the Constitution adopted on 30 April 2018 is the current Constitution, is up to date and has not been amended or superseded and that there are no other terms governing the Shares other than the those set out in the Constitution;

Accuracy of searches and warranties

3.26	the accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search or enquiry been altered. It should be noted that (a) the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for; (b) the position reflected by the Searches may not be fully up-to-date (and this risk may be higher while emergency measures introduced by the Irish Government in light of the COVID-19 pandemic remain in place); and (c) searches at the Companies Registration Office, Dublin do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets;

3.27	that there has been no alteration in the status or condition of the Company as disclosed by the Searches;

3.28	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Solvency and Insolvency

3.29	that (i) the Company is as at the date of this Opinion able to pay its debts as they fall due within the meaning of sections 509(3) and 570 of the Companies Act or any analogous provision under any applicable laws immediately after the execution and delivery of the Documents; (ii) the Company will not, as a consequence of doing any act or thing which any Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such sections or any analogous provisions under any applicable laws; (iii) no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any “related company” (within the meaning of section 2 of the Companies Acts, “Related Company”) or any of its or their assets or undertaking; and (iv) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any analogous procedure has been presented in relation to the Company or any Related Company; and (v) no insolvency proceedings have been opened or been requested to be opened in relation to the Company or any Related Company in Ireland or elsewhere;

3.30	that no proceedings have been instituted or injunction granted against the Company to restrain it from allotting and/or issuing the Shares and the allotment and/or issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

Commercial Benefit

3.31	that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

Financial Assistance

3.32	that the Company is not in performing its obligations under the Documents including the indenture related to any debt securities being registered in the Registration Statement, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by section 82 of the Companies Act.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares and the Guarantees with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the prospectus which is filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/ Arthur Cox LLP

ARTHUR COX LLP

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC.

2.	A copy of the form of the Base Prospectus to be filed by the Company with the SEC.

3.	A copy of the resolutions of the board of directors of the Company dated 26 October 2021 granting the board of directors of the Company authority to take such actions as may be necessary, advisable, desirable or appropriate in the judgment of such director including, but not limited to, the approval and filing of the Registration Statement with the SEC and the offering of the Guarantees.

4.	The results of the Searches.

5.	A copy of the certificate of incorporation of the Company dated 30 May 2017.

6.	A copy of the certificate of incorporation on change of name of the Company dated 9 October 2017.

7.	A copy of the certificate of incorporation for the re-registration of the Company as a public limited company dated 17 October 2017.

8.	A copy of the Constitution as adopted by written resolution of the sole shareholder of the Company on 30 April 2018.

9.	A copy of the corporate certificate of the secretary of the Company dated 29 October 2021 (the “Corporate Certificate”).

10.	A copy of the letter of status from the Irish Companies Registration Office dated 29 October 2021.